Exhibit 21.1
Subsidiaries
AMSC Australia Pty Ltd (*) — incorporated in Australia
AMSC India Private Limited (*) — incorporated in India
AMSC Windtec GmbH (*) — incorporated in Austria
AMSC Wisconsin Wind LLC (*) — formed in Delaware
AMSC United Kingdom Limited (*) — incorporated in the United Kingdom
ASC Devens LLC (*) — formed in Delaware
ASC Securities Corp. (*) — incorporated in Massachusetts
NST Asset Holding Corporation (*) — incorporated in Delaware
Superconductivity, Inc. (*) — incorporated in Delaware
Suzhou AMSC Super Conductor Co., Ltd. (*) — incorporated in China
American Superconductor Europe LLC (*) — formed in Delaware
American Superconductor Europe GmbH (*) — established in Germany
American Superconductor Korea Co., Ltd. (*) — incorporated in South Korea
American Superconductor Canada Limited (*) — incorporated in Canada
American Superconductor Portugal Unipessoal LDA (*) — incorporated in Portugal
American Superconductor Singapore PTE. Ltd. (*) — incorporated in Singapore
American Superconductor Europe C.V. (*) — incorporated in the Netherlands
American Superconductor Europe B.V. (wholly-owned subsidiary of American Superconductor Europe C.V. ) — incorporated in the Netherlands
Blade Dynamics Limited (UK) — incorporated in the United Kingdom. (own 25% minority interest)
Tres Amigas, LLC — formed in Delaware (own approximately 37% minority interest)

*	Wholly owned subsidiary of American Superconductor Corporation